[Letterhead of Cahill Gordon & Reindel]




                            December 6, 1996






                                                        (212) 701-3000




First Industrial Realty Trust, Inc.
150 North Wacker Drive, Suite 150
Chicago, Illinois  60606


Ladies and Gentlemen:

          We have acted as tax counsel to First Industrial Realty Trust, Inc. (the "Company") in connection with the Form S-3 Regis-tration Statement filed by the Company with the Securities and Exchange Commission on May 17, 1996, as amended through the date hereof and including the documents incorporated by reference therein (the "Registration Statement").* We have been asked to provide our opinion on certain federal income tax matters arising under the Internal Revenue Code of 1986, as amended (the "Code"), relating to the Company's qualification for taxation as a real estate investment trust (a "REIT") under the Code.


_________________________

* Capitalized terms used in this letter that are not otherwise defined herein have the meanings ascribed to them in the Regis-tration Statement.

            The opinions set forth in this letter are based on rele-vant provisions of the Code, Treasury Regulations thereunder (including proposed and temporary Regulations) and interpretations of the foregoing as expressed in court decisions and administra-tive determinations as of the date hereof. These provisions and interpretations are subject to changes that might result in modi-fications of our opinions.

            For purposes of rendering the opinions contained in this letter, we have reviewed (i) the Registration Statement; (ii) the Articles of Incorporation of each of the Company, First Industrial Finance Corporation (the "Financing Partnership Subsidiary"),
First Industrial Management Corporation (the "Mortgage Loan Prop-erties Management Company"), First Industrial Third-Party Manage-ment Corporation ("First Industrial Management"), First Industrial Enterprises of Michigan, Inc. ("Damone/Andrew"), First Industrial Pennsylvania Corporation ("First Industrial Pennsylvania"), First Industrial Harrisburg Corporation ("First Industrial Harrisburg"), First Industrial Securities Corporation ("First Industrial Securi-ties"), First Industrial Mortgage Corporation ("First Industrial Mortgage"), FR Acquisitions, Inc. ("FR Acquisitions"), First Industrial Indianapolis Corporation ("First Industrial Indianapo-lis") and First Industrial Development Services, Inc. ("First Industrial Development"); (iii) the partnership agreement of each of First Industrial, L.P. (the "Operating Partnership"), First Industrial Financing Partnership, L.P. (the "Financing Partner-ship"), First Industrial Securities, L.P. (the "Securities Part-nership"), First Industrial Pennsylvania, L.P. (the "Pennsylvania Partnership"), First Industrial Harrisburg, L.P. (the "Harrisburg Partnership"), First Industrial Mortgage Partnership, L.P. (the "Mortgage Partnership"), First Industrial Indianapolis, L.P. (the "Indianapolis Partnership") and First Industrial Development Ser-vices Group, L.P. (the "Development Partnership"); and (iv) such other documents, law and facts as we have deemed necessary to ren-der the opinions set forth in this letter. In our review, we have assumed the genuineness of all signatures; the proper execution of all documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submit-ted to us as copies; and the authenticity of the originals of any copies.

            In addition, for purposes of rendering the opinions set forth herein, we have assumed that (i) each of the Company, the Financing Partnership Subsidiary, the Mortgage Loan Properties Management Company, First Industrial Management, First Industrial Pennsylvania, First Industrial Harrisburg, First Industrial Secu-rities, First Industrial Mortgage, FR Acquisitions, First Indus-trial Indianpolis and First Industrial Development is a validly organized and duly incorporated corporation under the laws of the

State of Maryland; (ii) Damone/Andrew is a validly organized and duly incorporated corporation under the laws of the State of Mich-igan; and (iii) each of the Operating Partnership, the Financing Partnership, the Pennsylvania Partnership, the Harrisburg Partner-ship, the Securities Partnership, the Mortgage Partnership, the Indianapolis Partnership and the Development Partnership is a duly organized and validly existing limited partnership subject to the Delaware Revised Uniform Limited Partnership Act.

            These opinions also are premised on certain written rep-resentations made by (i) the Company, both in its capacity as a corporate entity and as general partner of the Operating Partner-ship; (ii) the Financing Partnership Subsidiary in its capacity as general partner of the Financing Partnership; (iii) First Indus-trial Pennsylvania in its capacity as general partner of the Penn-sylvania Partnership; (iv) First Industrial Harrisburg in its capacity as general partner of the Harrisburg Partnership;
(v) First Industrial Securities in its capacity as general partner of the Securities Partnership; (vi) First Industrial Mortgage in its capacity as general partner of the Mortgage Partnership;
(vii) First Industrial Indianapolis in its capacity as general partner of the Indianapolis Partnership and (viii) First
Industrial Development in its capacity as general partner of the Development Partnership, in certificates dated the date hereof
(the "Certificates"). For purposes of our opinions, we have not made an independent investigation of the representations contained in the Certificates, and consequently we have relied on the representations therein that the information contained in the Certificates or otherwise furnished to us accurately describes all material facts relevant to our opinions.

            Based upon and subject to the foregoing, we are of the opinion that:

            (i) The Operating Partnership, the Financing Partner-ship, the Pennsylvania Partnership, the Harrisburg Partnership, the Securities Partnership, the Mortgage Partnership, the India-napolis Partnership and the Development Partnership will be treated as partnerships for federal income tax purposes and not as associations taxable as corporations.

           (ii) Commencing with the Company's taxable year ended on December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's method of operation, as described in the Regis-tration Statement and as set forth in the Certificates, will enable it to meet the requirements for qualification and taxation as a REIT, provided that the Company continues to satisfy the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other require-ments of the Code necessary for a corporation to qualify as a REIT.

         (iii) The information in the Registration Statement under the heading "Certain Federal Income Tax Considerations", to the extent that such information constitutes conclusions of law, has been reviewed by us and is correct in all material respects.

            We express no opinion with respect to the matters described herein or in the Registration Statement other than those expressly set forth herein. Our opinions are not binding on the Internal Revenue Service (the "IRS") and the IRS may disagree with the opinions contained herein. Although we believe that our opin-ions would be sustained if challenged, there can be no assurance that this will be the case. The opinions expressed herein are based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the matters referred to herein to be materially and adversely dif-ferent from that described above. In addition, any variation in the facts from those set forth in the Registration Statement, the representations contained in the Certificates or otherwise pro-vided to us may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code, none of which will be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operations for any taxable year will satisfy the requirements for the Company to maintain its qualification as a REIT.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein as counsel to the Company. Our consent to such ref-erence does not constitute a consent under Section 7 of the Secu-rities Act of 1933, as amended, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose con-sent is required under such Section 7 or under the rules and regu-lations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,


                                    /s/ Cahill Gordon & Reindel